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                                                                  EXHIBIT 23.3


              CONSENT OF GRANT THORNTON LLP, INDEPENDENT AUDITORS

We have issued our report dated August 24, 1998 accompanying the financial statements of Shrader Refuse and Recycling Service Company included in the Post Effective Amendment No. 1 to the Registration Statement (Form S-4 No. 333-59199, effective September 4, 1998) and related Prospectus of Waste Connections, Inc. which is incorporated by reference in this Registration Statement (Form S-4) for the registration of 644,165 shares of its common stock. We consent to the incorporation by reference in this Registration Statement of the aforementioned report and to the use of our name as it appears under the caption "Experts."

/s/ Grant Thornton LLP
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Lincoln, Nebraska
October 13, 1998